HomeStreet Reports First Quarter 2025 Results

SEATTLE –April 28, 2025 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq: HMST) (including its consolidated subsidiaries, the "Company", "HomeStreet" or "we"), the parent company of HomeStreet Bank (the "Bank"), today announced the financial results for the quarter ended March 31, 2025. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”
“As a result of the implementation of our new strategic plan, we anticipate a return to profitability during 2025,” said Mark Mason, Chairman of the Board, President, and Chief Executive Officer. “During the first quarter of 2025, our core net loss was 44% less than the fourth quarter 2024 core net loss, and our interest margin improved from 1.38% in the fourth quarter of 2024 to 1.82% in the first quarter of 2025. Importantly, the Bank, on a standalone basis, realized $1.1 million in net income in the first quarter of 2025, achieving our strategic goal of returning the Bank to profitability in the first quarter. In addition, our total deposits, excluding brokered deposits, increased $131 million during the first quarter and our loans held for investment declined by $169 million, improving our funding and liquidity position. Given the scheduled repricing of our remaining multifamily and other commercial real estate loans, future anticipated reductions in higher cost borrowings, the repricing of our term deposits to lower rates and continued effective noninterest expense management, we anticipate continuous growth in earnings for the foreseeable future. Additionally, as a result of the deferred tax asset valuation allowance recorded in the fourth quarter of 2024, we do not expect to recognize any income tax expense on our earnings for the next few years.”

Operating Results
                  First quarter 2025 compared to fourth quarter 2024
Reported Results:
•Net loss: $4.5 million compared to $123.3 million
•Net loss per fully diluted share: $0.24 compared to $6.54
•Noninterest expenses: $49.1 million compared to $44.0 million
•Return on Average Equity ("ROAE"): (4.5)% compared to (92.7)%
•Return on Average Tangible Equity ("ROATE"): (4.2)% compared to (93.7)%(1)
•Return on Average Assets ("ROAA"): (0.23)% compared to (5.38)%
•Net interest margin: 1.82% compared to 1.38%
•Efficiency ratio: 102.9% compared to 115.6% (1)

Core Results: (1)
•Net loss: $2.9 million compared to $5.1 million
•Net loss per fully diluted share: $0.15 compared to $0.27
•Core noninterest expenses: $46.7 million compared to $46.6 million
•ROAE: (2.9)% compared to (3.9)%
•ROATE: (2.5)% compared to (3.5)%
•ROAA: (0.15)% compared to (0.22)%

(1) ROATE, the efficiency ratio, core net income (loss), core net income (loss) per fully diluted share, core noninterest expense, core ROAE, core ROATE and core ROAA are non-GAAP measures. For a reconciliation of these measures to the nearest comparable GAAP measure or a computation of the measure see "Non-GAAP financial measures" in this earnings release.
“Our net interest margin in the first quarter increased significantly due to the impact of the fourth quarter loan sale as we sold lower yielding loans and paid off higher cost funding,” continued Mark Mason. “Our core noninterest expenses remained stable as seasonal increases in compensation costs were offset by continuing decreases in our full time equivalent employees.”

Financial Position
                    As of and for the quarter ended March 31, 2025
•Excluding brokered deposits, total deposits increased by $131 million
•Uninsured deposits were $542 million, or 9% of total deposits
•Loans held for investment ("LHFI"), decreased by $169 million
•Nonperforming assets to total assets: 0.75%
•Delinquencies: 1.09%
•Allowance for credit losses to LHFI: 0.66%
•Book value per share: $21.18
•Tangible book value per share: $20.83(2)

(2) Tangible book value per share is a non-GAAP measure. For a reconciliation of this measure to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.

“Our credit quality remained stable with no significant changes in the amount of nonaccrual loans or delinquent loans,” added Mark Mason. “During the first quarter of 2025, we increased the specific reserves for a syndicated commercial loan by $3.9 million based on updated analysis of the collateral support for this non-performing loan.”

About HomeStreet

HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiary is HomeStreet Bank. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and is an Equal Housing Lender.

Contact:	Executive Vice President and Chief Financial Officer
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “goal,” “upcoming,” “outlook,” “guidance” or "project" or the negation thereof, or similar expressions, including statements relating to the growth of the Company and achievement of profitability and timing of such achievement. In addition, all statements in this report that address and/or include beliefs, assumptions, estimates, projections and expectations of our future performance and financial condition are forward-looking statements within the meaning of the Reform Act. Forward-looking statements involve inherent risks, uncertainties and other factors, many of which are difficult to predict and are generally beyond management’s control. Forward-looking statements are based on the Company’s expectations at the time such statements are made and speak only as of the date made. The Company does not assume any obligation or undertake to update any forward-looking statements after the date of this report as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

We caution readers that actual results may differ materially from those expressed in or implied by the Company’s forward-looking statements. Rather, more important factors could affect the Company’s future results, including but not limited to the following: (1) our ability to successfully consummate the pending merger (the "Merger") with Mechanics Bank ("Mechanics"), (2) the ability of HomeStreet and Mechanics to obtain required governmental approvals of the Merger, (3) the failure to satisfy the closing conditions in the definitive Agreement and Plan of Merger, dated as of March 28, 2025 (the “Merger Agreement”), or any unexpected delay in closing the Merger, (4) the ability to achieve expected cost savings, synergies and other financial benefits from the Merger within the expected time frames and costs or difficulties relating to integration matters being greater than expected, (5) the diversion of management time from core banking functions due to Merger-related issues; (6) potential difficulty in maintaining relationships with customers, associates or business partners as a result of the announced Merger; (7) changes in the interest rate environment and in expectation of reduction in short-term interest rates; (8) changes in the U.S. and global economies, including business disruptions, reductions in employment, inflationary pressures and an increase in business failures, specifically among our customers, and global trade disputes, including the imposition of tariffs by the U.S. and countermeasures by foreign governments; (9) our ability to control operating costs and expenses; (10) our ability to attract and retain key members of our senior management team; (11) changes in deposit flows, loan demand or real estate values may adversely affect our business; (12) there may be increases in competitive pressure among financial institutions or from non-financial institutions; (13) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank; (14) the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; (15) our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses and impact the adequacy of our allowance for credit losses; (16) changes in accounting principles, policies or guidelines may cause our financial condition to be perceived or interpreted differently; (17) legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (18) general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate; (19) challenges our customers may face in meeting current underwriting standards may adversely impact all or a substantial portion of our rate-lock loan activity we recognize; (20) technological changes may be more difficult or more expensive than what we anticipate; (21) a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks; (22) success or consummation of new business initiatives may be more difficult or expensive than what we anticipate; (23) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; and (24) litigation, investigations or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate. A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives cited in this release, other releases, public statements and/or filings with the Securities and Exchange Commission (“SEC”) is also contained in the “Risk Factors” sections of the Company's Forms 10-K and 10-Q and in our Current Reports on Form 8-K we file with the SEC. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance.

In this earnings release, we use the following non-GAAP measures: (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of capital ratios; (ii) core net income (loss) and effective tax rate on core net income (loss) before taxes, which excludes the loss on the sale of $990 million of multifamily loans in the fourth quarter of 2024 due to the unusual nature and size of the loan sale, the deferred tax asset valuation allowance recognized in the fourth quarter of 2024 because it is a significant unusual item, loss on debt extinguishment in the fourth quarter of 2024 and merger related expenses and the related tax impact as we believe this measure is a better comparison to be used for projecting future results; (iii) core noninterest expenses which excludes the loss on debt extinguishment in the fourth quarter of 2024 and merger related expenses as we believe this measure is a better comparison to be used for projecting future noninterest expenses and (iv) an efficiency ratio which is the ratio of noninterest expense to the sum of net interest income and noninterest income, excluding certain items of income or expense considered non-core and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expense impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

These supplemental performance measures, as well as additional measures derived from these supplemental performance measures, may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirements.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other parties in the evaluation of companies in our industry. These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this earnings release, or the computation of the non-GAAP financial measure.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures or calculations of the non-GAAP measure:

	As of or for the Quarter Ended
(in thousands, except share and per share data)	March 31, 2025	December 31, 2024

Core net income (loss)
Net income (loss)	$(4,465)	$(123,327)
Adjustments (tax effected)
Loss on loan sale	—	67,058
Merger related expenses (recoveries)	1,599	(2,534)
Loss on debt extinguishment	—	353
Deferred tax asset allowance	—	53,310
Total	$(2,866)	$(5,140)
Core net income (loss) per fully diluted share
Fully diluted shares	18,920,808	18,857,565
Computed amount	$(0.15)	$(0.27)

Return on average tangible equity (annualized)
Average shareholders' equity	$404,800	$529,299
Less: Average intangibles	(6,976)	(7,542)
Average tangible equity	$397,824	$521,757

Net income (loss)	$(4,465)	$(123,327)
Adjustments (tax effected)
Amortization of core deposit intangibles	374	487
Tangible income applicable to shareholders	$(4,091)	$(122,840)

Ratio	(4.2)%	(93.7)%

Return on average tangible equity (annualized) - Core
Average tangible equity	$397,824	$(7,542)

Core net income (loss) (per above)	$(2,866)	$(5,140)
Adjustments (tax effected)
Amortization of core deposit intangibles	374	487
Tangible income (loss) applicable to shareholders	$(2,492)	$(4,653)

Ratio	(2.5)%	(3.5)%

Return on average equity (annualized) - Core
Average shareholders' equity (per above)	$404,800	$529,299
Core net income (loss) (per above)	(2,866)	(5,140)

Ratio	(2.9)%	(3.9)%
Effective tax rate used in computations above (1)	22.0%	22.0%

Efficiency ratio
Noninterest expense
Total	$49,108	$43,953
Adjustments:
Merger related (expenses) recoveries	(2,050)	3,249
Loss on debt extinguishment	—	(452)
State of Washington taxes	(386)	(157)
Adjusted total	$46,672	$46,593

	March 31, 2025	December 31, 2024

Total revenues
Net interest income	$33,221	$29,616
Noninterest income (loss)	12,136	(78,124)
Loss on loan sale	—	88,818
Adjusted total	$45,357	$40,310
Ratio	102.9%	115.6%

Return on average assets (annualized) - Core
Average Assets	$7,870,934	$9,127,103
Core net income (loss) (per above)	(2,866)	(5,140)
Ratio	(0.15)%	(0.22)%

(in thousands, except share and per share data)
Tangible book value per share
Shareholders' equity	$400,751	$396,997
Less: Intangibles	(6,662)	(7,141)
Tangible shareholders' equity	$394,089	$389,856
Common shares outstanding	18,920,808	18,857,565
Computed amount	$20.83	$20.67

(1) Effective tax rate indicated is used for all adjustments except the loss on loan sale. The gross effective tax rate of 24.5% was used for the loss on loan sale due to the large size of the loss in relation to permanent differences that could impact our gross effective rate.